Exhibit 32.1

Certification Pursuant to Section 906  of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, Luz M. Weigel, President, Secretary and Treasurer of Corporate Equity Investments, Inc. (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1.  the Annual Report on Form 10-KSB of the Corporation for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Corporate Equity Investments, Inc.

Date: March 12, 2008	By:	/s/ Luz M. Weigel
Luz M. Weigel
President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)